SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
February 22, 2008

Evolving Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24081 (Commission File Number)	84-1010843 (I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100

Englewood, Colorado 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 802-1000

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

a.  Debt Restructure.

On February 22, 2008, Evolving Systems, Inc. (“Evolving Systems” or “Company”) and certain of its subsidiaries, as borrowers and/or guarantors, entered into a series of agreements with Bridge Bank N.A. (“Bridge Bank”) for the extension of a U.S. term loan facility in the amount of $4.0 million (the “U.S. Term Loan”), a U.S. revolving credit facility in the amount of $1.0 million (the “U.S. Revolving Facility”), and a United Kingdom revolving credit facility in the amount of $5.0 million (the “U.K. Revolving Facility”).

In connection with the U.S. Term Loan and the U.S. Revolving Facility, Evolving Systems entered into a Loan and Security Agreement and an Intellectual Property Security Agreement with Bridge Bank, whereby the U.S. Term Loan and the U.S. Revolving Facility are secured by substantially all of the assets of Evolving Systems, including a pledge, subject to certain limitations with respect to stock of foreign subsidiaries, of the stock of the existing and future direct subsidiaries of Evolving Systems.

In connection with the U.K. Revolving Facility: (a) Evolving Systems Ltd. entered into a Loan Agreement and a Debenture with Bridge Bank whereby the U.K. Revolving Facility is secured by substantially all of the assets of Evolving Systems Ltd.; (b) Evolving Systems Holdings Ltd. entered into an Unconditional Guaranty in favor of Bridge Bank to guarantee the obligations of Evolving Systems Ltd. under the U.K. Revolving Facility, which Unconditional Guaranty is secured by the entire issued share capital of Evolving Systems Ltd. pursuant to a Charge over Shares between Evolving Systems Holding Ltd. and Bridge Bank; and (c) Evolving Systems entered into an Unconditional Guaranty in favor of Bridge Bank to guarantee the obligations of Evolving Systems Ltd. under the U.K. Revolving Facility, which Unconditional Guaranty is secured by substantially all of the assets of Evolving Systems, including a pledge, subject to certain limitations with respect to stock of foreign subsidiaries, of the stock of the existing and future direct subsidiaries of Evolving Systems.

A further description of the above agreements is contained in Item 2.03 of this Current Report on Form 8-K and incorporated herein by reference.

In connection with the U.S. Term Loan and the U.S. and U.K. Revolving Facilities, Evolving Systems entered into a new subordination agreement (the “Subordination Agreement”) with Bridge Bank and the current holders of the notes issued by Evolving Systems in connection with its November 2, 2004 acquisition of Tertio Telecoms Ltd. (the “Subordinated Note Holders”).  Evolving Systems also entered into a master amendment to subordinated notes (the “Subordinated Notes Amendment”) with such Subordinated Note Holders to, among other things, give effect to the new subordination arrangement with Bridge Bank.

On February 22, 2008, Evolving Systems paid $272,000 to retire $279,000 of subordinated debt and related accrued interest held by two of its Subordinated Note Holders.  The retirements included principal of $217,000 and accrued interest of $62,000.  The $7,000 gain on extinguishment of this debt will be reflected within the Company’s other income (expense) on the 2008 consolidated statement of operations.  On February 22, 2008, Evolving Systems also paid $728,000 in accrued interest to the remaining Subordinated Note Holders.

b.  Standstill Agreement.

On February 25, 2008, Evolving Systems entered into a Standstill Agreement (the “Standstill Agreement”) with Karen Singer, Trustee of the Singer Children’s Management Trust (the “Stockholder”).  The following is a brief description of the Standstill Agreement.  This description is not intended to be complete and is qualified in its entirety by the Standstill Agreement which is included as Exhibit 10.2 to this Form 8-K.

Pursuant to the Standstill Agreement, Evolving Systems and the Stockholder agreed that during a period commencing upon appointment of the Singer Nominees (as described below) and ending 18 months thereafter (the “Standstill Period”) no member of the Singer Group, as defined in the Standstill Agreement, shall, without the prior written consent of Evolving Systems, directly or indirectly, solicit, request, advise, assist or encourage others (other than exercising their rights to vote their respective Shares at an annual or special meeting of the stockholders of Evolving Systems, in each instance in compliance with the terms of the Standstill Agreement), to

(a) effect, seek or offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way solicit or assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in,

(i)                                     any acquisition of any assets of the Company or any of its subsidiaries;

(ii)                                  any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries;

(iii)                               any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; or

(iv)                              any “solicitation” of “proxies” (as such terms are used in the proxy rules promulgated by the SEC) or consent to vote any voting securities of the Company;

(b) form, join, encourage, influence, advise or in any way participate in a “group” (as defined under the Exchange Act);

(c) except as otherwise expressly provided in the Standstill Agreement, otherwise act, alone or in concert with others, to seek to control or influence the management, the Board or policies of the Company;

(d) except as provided in the Standstill Agreement, nominate any person as a director of the Company or propose any matter to be voted on by stockholders of the Company; or

(e) take any action which would reasonably be expected to force the Company to make a public announcement regarding any types of matters set forth in (a) above; or

(f) enter into any discussions or arrangements with any third party with respect to any of the foregoing.

Notwithstanding the foregoing provisions, if any third party or third parties (collectively, a “Third Party”) other than as a result of the direct or indirect solicitation, request, advice, assistance or encouragement of any member of the Singer Group, effects, seeks or offers or proposes to effect, seek or offers or participates in, or in any way assists any other person, to effect, seek, offer, propose or participate in, any of the acts or activities described in (i) through (iv) above (the “Activities”), then, so long as any member of the Singer Group provides at least 15 calendar days’ advance notice to the Chief Executive Officer of the Company of such member’s intention to communicate with the Third Party or the Board of the Company, such member of the Singer Group shall be free to communicate directly with the Board of Evolving Systems and/or such Third Party on a confidential, non-public basis in all respects about the Activities, including, without limitation, either in support of or in opposition to the Activities.

Share Acquisition.  Immediately following execution of the Standstill Agreement, the Stockholder purchased 500,000 shares of common stock resulting from the conversion of Series B Redeemable Convertible Preferred Stock of Evolving Systems (the “Share Acquisition”).

Waiver of Section 203 of the Delaware General Corporation Law.   Evolving Systems represented that its Board had taken all actions necessary to render inapplicable the provisions of Section 203 of the General Corporation Law of the State of Delaware (“Section 203”), as it related to the Share Acquisition, provided that the Singer Group would beneficially own less than 20% of the outstanding shares of Evolving Systems.  The waiver of Section 203 will no longer be applicable if, subsequent to becoming an “interested stockholder” (as defined in Section 203), the Singer Group no longer has beneficial ownership of 15% or more of the voting capital stock of Evolving Systems as a result of any sale or disposition of beneficial ownership of such stock.

Voting Agreement.   The Singer Group agreed that during the Standstill Agreement the Singer Group would vote its shares in favor of the Company’s nominees for directors.

Expansion of Board; Appointment of Singer Nominees.  The Board of Directors of Evolving Systems agreed to expand the size of the Board from 7 to 9 members and to appoint two individuals nominated by the Singer Group (the “Singer Nominees”) to serve on the Board.  Subject to each Singer Nominee meeting the Board’s qualification requirements and meeting the NASDAQ requirements for independence, one of the Singer Nominees will be appointed to serve in the Class of Directors whose term expires at the 2008 Annual Meeting of Stockholders; the Board of Directors agreed to nominate this individual for re-election at the 2008 Annual Meeting of Stockholders.  The second Singer Nominee will be appointed to serve until the 2010 Annual Meeting of Stockholders.

Item 1.02  Termination of a Material Definitive Agreement.

On February 22, 2008, Evolving Systems terminated the $8.5 million senior term loan (the “CapitalSource Senior Term Loan”) and $4.5 million senior revolving credit facility (the “CapitalSource Senior Revolving Credit Facility”) with CapitalSource LLC, as Agent (“CapitalSource”).  Neither Evolving Systems nor any of its subsidiaries incurred any early termination penalties.

The $8.5 million CapitalSource Senior Term Loan bore interest at LIBOR plus an applicable margin.  The LIBOR rate varied, but could be no less than 3.75% and the applicable margin was 5.25% at February 22, 2008.  The CapitalSource Senior Term Loan was secured by substantially all of the assets of Evolving Systems and its U.S. subsidiaries, including a pledge, subject to certain limitations, of stock of the foreign subsidiaries of Evolving Systems.  The CapitalSource Senior Term Loan required quarterly principal and monthly interest payments through October 2010.  If the Company was in compliance with all financial covenants, no events of default had occurred, and certain minimum liquidity conditions were met, early payment was allowed.  The principal balance due and paid on February 22, 2008 was approximately $3,794,000; interest accrued through February 22, 2008 was approximately $20,000.

The $4.5 million CapitalSource Senior Revolving Facility bore interest at LIBOR plus 4.0%. The LIBOR rate varied, but could be no less than 3.75%.  The CapitalSource Senior Revolving Facility was secured by substantially all of the assets of Evolving Systems Holdings Ltd. and Evolving Systems Limited.  Borrowings under the CapitalSource Senior Revolving Facility were limited to a multiple of the Company’s EBITDA, as defined, less the balance of the CapitalSource Senior Term Loan, described above.  The multiple ranged from 2.50 in the first year to 1.75 in the fourth year.  The agreement mandated an initial borrowing of $2.0 million.  The CapitalSource Senior Revolving Facility required monthly payments of interest and fees, with the unpaid balance due in October 2010.  Evolving Systems and its U.S. subsidiaries executed a secured Guaranty of the CapitalSource Senior Revolving Facility.  On February 22, 2008, the principal and accrued interest balances due and paid to CapitalSource under the CapitalSource Senior Revolving Facility were approximately $2,000,000 and $9,000, respectively.

The CapitalSource Senior Term Loan  and Senior Revolving Facility included negative covenants that placed restrictions on the Company’s ability to:  incur additional indebtedness; create liens or other encumbrances on assets; make loans, enter into letters of credit, guarantees, investments and acquisitions; sell or otherwise dispose of assets; declare dividends; cause or permit a change of control; merge or consolidate with another entity; change its method of accounting and record keeping; make negative pledges; make capital expenditures; and change the nature of its business materially.  The CapitalSource Senior Term Loan and Senior Revolving Facility also included financial covenants that required the Company to maintain a specified ratio of debt to EBITDA, as defined; minimum EBITDA for the trailing twelve months; and ratio of fixed charges, as defined, to EBITDA.

Outstanding amounts under the CapitalSource Senior Term Loan and Senior Revolving Facility could have been accelerated by notice from CapitalSource upon the occurrence and continuance of certain events of default, including:  payment defaults, breach of covenants beyond applicable grace periods, and breach of representations and warranties.

The foregoing descriptions are qualified in their entirety by reference to our Current Reports on Form 8-K dated November 14, 2005, and July 7, 2006 and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation.

On February 22, 2008, Evolving Systems entered into a $4.0 million U.S. Term Loan bearing interest at a fixed rate of 8.25% per annum and a $1.0 million U.S. Revolving Facility bearing interest at Prime Rate plus 0.5% with Bridge Bank.  Evolving Systems paid a one-time facility fee of $25,000 upon the closing of the U.S. Term Loan and U.S. Revolving Facility.   The U.S. Term Loan and U.S. Revolving Facility are secured by substantially all of the assets of Evolving Systems, including a pledge, subject to certain limitations with respect to stock of foreign subsidiaries, of the stock of existing and future direct subsidiaries of Evolving Systems.  The U.S. Term Loan is payable in 24 equal monthly installments of principal, plus all accrued interest, beginning in March 2008, and continuing through the term loan maturity date of February 22, 2010.  The Company may prepay the U.S. Term Loan at any time subject to a prepayment premium equal to (i) 1.5% of the prepaid principal amount if the prepayment occurs on or prior to February 22, 2009, and (ii) 1% of the prepaid principal amount if the prepayment takes place during the period beginning on February 23, 2009 through August 22, 2009.  Borrowings under the U.S. Revolving Facility are limited to 80% of eligible accounts receivable of Evolving Systems and 100% of unrestricted cash and cash equivalents of Evolving Systems and its U.S. subsidiaries (if any).  There is no mandated borrowing required against the U.S. Revolving Facility.  The U.S. Revolving Facility requires monthly payments of interest, with the unpaid balance due on February 22, 2011.  The U.S. Revolving Facility has a $500,000 combined sublimit for letters of credit and certain foreign exchange transactions, including foreign exchange services.

On February 22, 2008, Evolving Systems Ltd. entered into a $5.0 million U.K. Revolving Facility with Bridge Bank, bearing interest at the Prime Rate plus 0.5%.   Evolving Systems Ltd. paid a one-time facility fee of $25,000 upon the closing of the U.K. Revolving Facility.   The U.K. Revolving Facility is secured by substantially all of the assets of Evolving Systems Ltd.  Borrowings under the U.K. Revolving Facility are limited to 80% of eligible accounts receivable of Evolving Systems and Evolving Systems Ltd. and 100% of unrestricted cash and cash equivalents of Evolving Systems and its U.S. Subsidiaries (if any), Evolving Systems Ltd. and any other subsidiaries of Evolving Systems that are incorporated, organized or formed in England & Wales.  There are no mandated borrowings under the U.K. Revolving Facility. The U.K. Revolving Facility requires monthly payments of interest, with the unpaid balance due on February 22, 2011.  The U.S. Revolving Facility has a $500,000 sublimit for letters of credit and a $500,000 sublimit for certain foreign exchange transactions, including foreign exchange services.  Evolving Systems Holdings Ltd. executed an Unconditional Guaranty of the U.K. Revolving Facility which is secured by the entire issued share capital of Evolving Systems Ltd. pursuant to a Charge over Shares between Evolving Systems Holdings Ltd. and Bridge Bank.  Evolving Systems executed an Unconditional Guaranty of the U.K. Revolving Facility which is secured by substantially all of the assets of Evolving Systems, including a pledge, subject to certain limitations with respect to stock of foreign subsidiaries, of the stock of existing and future direct subsidiaries of Evolving Systems.

Evolving Systems Holdings, Inc. is not providing any credit support for the U.S. Term Loan or the U.S. or U.K. Revolving Facilities and will be merged with and into Evolving Systems pursuant to a post-closing covenant contained in the Loan and Security Agreement for the U.S. Term Loan.

The U.S. Term Loan and U.S. and U.K. Revolving Facilities include negative covenants that place restrictions on the Company’s ability to, among other things:  incur additional indebtedness; create liens or other encumbrances on assets; make loans, enter into letters of credit, guarantees, investments and acquisitions; sell or otherwise dispose of assets; declare dividends; cause or permit a change of control; merge or consolidate with another entity; make negative pledges; enter into affiliate transactions; and change the nature of its business materially.  The U.S. Term Loan and U.S. and U.K. Revolving Facilities also include financial covenants that require the Company to maintain a specified ratio of debt to EBITDA, as defined; minimum EBITDA for the trailing twelve months; minimum liquidity; and ratio of fixed charges, as defined, to EBITDA.

Outstanding amounts under the U.S. Term Loan and U.S. and U.K. Revolving Facilities may be accelerated by notice from Bridge Bank upon the occurrence and continuance of certain events of default, including without limitation:  payment defaults, breach of covenants beyond applicable grace periods, breach of representations and warranties, bankruptcy and insolvency defaults, and the occurrence of a material adverse effect (as defined).  Acceleration is automatic upon the occurrence of certain bankruptcy and insolvency defaults.

Text of Agreements.  The full text of the U.S. Term Loan, and the U.S. and U.K. Revolving Facilities, as well as ancillary agreements are attached as Exhibits 10.1(a) through 10.1(g) to this Current Report on Form 8-K.  The foregoing descriptions are qualified in their entirety by reference to such exhibits.

Evolving Systems applied the $4.0 million in proceeds from the U.S. Term Loan to the outstanding CapitalSource Senior Term Loan balance of approximately $3.8 million and to payment of certain transaction costs.  Additionally, Evolving Systems used approximately $3.0 million in existing cash to retire the outstanding balance of $2.0 million on the CapitalSource Senior Revolving Facility and to pay down $1.0 million on its Subordinated Notes.  The Subordinated Notes are subordinated to the U.S. Term Loan and U.S. and U.K. Revolving Facilities in accordance with the terms of the Subordination Agreement and the Subordinated Notes, as amended by the Subordinated Notes Amendment.  Principal and interest on the Subordinated Notes are due in May 2011.

The Subordinated Notes include negative covenants that place restrictions on Evolving Systems’ ability to:  incur additional indebtedness; create liens or other encumbrances on assets; make loans, enter into letters of credit, guarantees, investments and acquisitions; sell or otherwise dispose of assets; declare dividends; cause or permit a change of control; merge or consolidate with another entity; change its method of accounting and record keeping; make negative pledges; make capital expenditures; and change the nature of its business materially.  The Subordinated Notes also include a financial covenant requiring Evolving Systems to maintain a specified ratio of debt to EBITDA, as defined.

Outstanding amounts under the Subordinated Notes may be accelerated by notice from the Subordinated Note Holders upon the occurrence and continuance of certain events of default, including:  payment defaults, breach of covenants beyond applicable grace periods, and breach of representations and warranties.  Certain clauses, however, are not in effect until the U.S. Term Loan and U.S. and U.K. Revolving Facilities are paid.

Text of Agreements.  The full text of the Subordination Agreement and Subordinated Notes Amendment are attached as Exhibits 10.1(h) and 10.1(i), respectively, to this Current Report on Form 8-K.  The full text of the form of Subordinated Note was attached as Exhibit 10.1(k) to our Form 8-K dated November 14, 2005.  The foregoing descriptions are qualified in their entirety by reference to such exhibits.

Item 8.01  Other Events.

On February 25, 2008, holders of 461,758 shares of Series B Preferred Stock with a carrying value of $5.4 million, or approximately 96% of the outstanding preferred stock, converted their shares of preferred stock into 1,385,274 shares of our common stock in accordance with the conversion provisions of the Series B Preferred Stock.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description
10.1(a)	Loan and Security Agreement between Evolving Systems, Inc. and Bridge Bank, N.A.

10.1(b)	Intellectual Property Security Agreement between Evolving Systems, Inc. and Bridge Bank, N.A.
10.1(c)	Loan Agreement between Evolving Systems Ltd. and Bridge Bank, N.A.
10.1(d)	Debenture between Evolving Systems Ltd. and Bridge Bank, N.A.
10.1(e)	Unconditional Guaranty by Evolving Systems Holdings Ltd. in favor of Bridge Bank, N.A.
10.1(f)	Charge Over Shares between Evolving Systems Holdings Ltd. and Bridge Bank, N.A.
10.1(g)	Unconditional Guaranty by Evolving Systems, Inc. in favor of Bridge Bank, N.A.
10.1(h)	Subordination Agreement among Evolving Systems, Inc. the Junior Creditors (as listed in the agreement) and Bridge Bank, N.A.
10.1(i)	Master Amendment to Subordination Notes among Evolving Systems, Inc. and the holders of Subordinated Notes party thereto.
10.2	Standstill Agreement between Evolving Systems, Inc. and Karen Singer, Trustee of the Singer Children’s Management Trust

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 27, 2008

EVOLVING SYSTEMS, INC.

By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel